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                                 DETACH HERE

                 PROXY FOR SPECIAL MEETINGS OF STOCKHOLDERS
                        TO BE HELD DECEMBER 20, 2001


                         LA QUINTA PROPERTIES, INC.
                            LA QUINTA CORPORATION

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARDS OF DIRECTORS

     The undersigned hereby appoints Francis W. Cash and David L. Rea, and each of them acting singly, with full power of substitution, attorneys and proxies to represent the undersigned at the Special Meeting of Stockholders of La Quinta Properties, Inc. to be held on December 20, 2001 at the INFOMART (Room 1060), 1950 Stemmons Freeway, Dallas, Texas, 75207 and at any adjournment or postponement thereof with all power which the undersigned would possess if personally present, and to vote all shares of common stock of La Quinta Properties, Inc. which the undersigned may be entitled to vote at said meeting upon the matters set forth in the Notice of Special Meeting in accordance with the following instructions and with discretionary authority on such other matters as may properly come before the Special Meeting or any adjournment or postponement thereof. All previously dated proxies are hereby revoked.

     The undersigned hereby appoints Francis W. Cash and David L. Rea, and each of them acting singly, with full power of substitution, attorneys and proxies to represent the undersigned at the Special Meeting of Stockholders of La Quinta Corporation to be held on December 20, 2001 at the INFOMART (Room 1060), 1950 Stemmons Freeway, Dallas, Texas, 75207 and at any adjournment or postponement thereof with all power which the undersigned would possess if personally present, and to vote all shares of common stock of La Quinta Corporation which the undersigned may be entitled to vote at said meeting upon the matters set forth in the Notice of Special Meeting in accordance with the following instructions and with discretionary authority on such other matters as may properly come before the Special Meeting or any adjournment or postponement thereof. All previously dated proxies are hereby revoked.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER SPECIFIED HEREIN, IF NO SPECIFICATION IS MADE THE PROXIES INTEND TO VOTE FOR EACH OF THE PROPOSALS.

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SEE REVERSE                                                         SEE REVERSE
   SIDE            CONTINUED AND TO BE SIGNED ON REVERSE SIDE          SIDE
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                                  PROPOSALS

LA QUINTA PROPERTIES, INC.

1. To adopt the Agreement and Plan of Merger by and among La Quinta Corporation, LQP Acquisition Corp., a newly formed, wholly owned subsidiary of La Quinta Corporation, and La Quinta Properties, Inc., which will implement the restructuring.

2.  To approve the La Quinta Corporation 2002 Stock Option and Incentive Plan.

3.  To approve the La Quinta Corporation Employee Stock Purchase Plan.

LA QUINTA CORPORATION

1. To adopt the Agreement and Plan of Merger by and among La Quinta Corporation, LQP Acquisition Corp., a newly formed, wholly owned subsidiary of La Quinta Corporation, and La Quinta Properties, Inc., which will implement the restructuring.

2. To amend and restate La Quinta Corporation's current Amended and Restated Certificate of Incorporation.

3.  To approve the La Quinta Corporation 2002 Stock Option and Incentive Plan.

4.  To approve the La Quinta Corporation Employee Stock Purchase Plan.


                                 DETACH HERE
     PLEASE MARK
/X/  VOTES AS IN
     THIS EXAMPLE.

       PLEASE REFER ABOVE FOR EXPLANATION OF PROPOSALS SET FORTH BELOW.

LA QUINTA PROPERTIES, INC.

                                                  FOR     AGAINST    ABSTAIN

1. Adopt the Agreement and Plan of Merger.        / /       / /        / /

2. Approve the La Quinta Corporation 2002
   Stock Option and Incentive Plan.               / /       / /        / /

3. Approve the La Quinta Corporation
   Employee Stock Purchase Plan.                  / /       / /        / /


LA QUINTA CORPORATION

                                                  FOR     AGAINST    ABSTAIN

1. Adopt the Agreement and Plan of Merger.        / /       / /        / /

2. Amend and Restate the La Quinta
   Corporation Amended and Restated
   Certificate of Incorporation.                  / /       / /        / /

3. Approve the La Quinta Corporation 2002
   Stock Option and Incentive Plan.               / /       / /        / /

4. Approve the La Quinta Corporation
   Employee Stock Purchase Plan.                  / /       / /        / /



In signing, please write names(s) exactly as appearing in the imprint of this card. For shares held jointly each owner should sign. If signing as executor, or in any other representative capacity, or as an officer of a corporation, please indicate your full title as such.

Signature:                   Date:      Signature:                   Date:
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